                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 14, 1998


                               PP&L Resources, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-11459            23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)


                                  PP&L, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-905            23-0959590
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)

      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code 610-774-5151


___________________________________________________________________________
      (Former name or former address, if changed since last report.)

5.  Other Events

	PUC Restructuring Proceeding

	Reference is made to PP&L Resources, Inc.'s (PP&L Resources') and PP&L, Inc.'s (PP&L's) Annual Reports to the SEC on Form 10-K for the year ended December 31, 1997, regarding PP&L's April 1, 1997 filing of its restructuring plan with the Pennsylvania Public Utility Commission (PUC) pursuant to the Pennsylvania Electricity Generation Customer Choice and Competition Act (Customer Choice Act).

	On May 14, 1998, the PUC unanimously adopted a nonbinding Motion approving a restructuring plan for PP&L (the Motion). The Motion includes "a finding of stranded costs of $2.864 billion, which, using a 10.86% return rate [on the unamortized balance of stranded costs], computes to a CTC [Competitive Transition Charge] estimated at 1.78 cents/kWh for 1999." These stranded (or "transition") costs would be recovered through the CTC until June 30, 2007. PP&L had requested permission to recover about $4 billion of its $4.5 billion of estimated transition costs through 2005. In addition, the Motion provides that, beginning on January 1, 1999, PP&L would unbundle its retail electric rates to reflect separate prices for the transmission and distribution charge, the generation charge, and the CTC. Further, under the Motion PP&L would provide its customers who choose to shop for electricity with a system-average generation (or "shopping") credit of 3.73 cents per kilowatt hour in 1999. Finally, pursuant to a separate PUC nonbinding polling on the phase-in period for customer choice, one-third of PP&L customers would be able to choose their electricity supplier on January 1, 1999, one-third on January 2, 1999, and the remainder on January 2, 2000.

	The Company is still reviewing the Motion and assessing its findings, and there remains uncertainty regarding the potential effect of certain findings in the Motion on PP&L's restructuring plan. The Company expects these issues to be clarified in the PUC's final order in this proceeding.

	The PUC is expected to issue its final order on June 4, 1998. The PUC's final order may result in changes to components or assumptions in PP&L's restructuring plan that could have an adverse effect on the level of the CTC, the amount of transition costs that are recoverable through the CTC or the overall amount of revenues to be collected from customers. Accordingly, PP&L Resources and PP&L are unable to predict the ultimate effect of the Customer Choice Act or the PUC's final order in the restructuring proceeding on their financial position, their results of operation, future PP&L rate levels, internally generated funds or the need or ability to issue securities to meet future capital requirements. However, if the final order is consistent with the Motion, there could be a material adverse financial impact on PP&L Resources and PP&L.

	After the PUC issues its final order, PP&L Resources plans to conduct an overall assessment of its financial position in order to identify additional measures to be taken to meet the challenges of the competitive marketplace. Among other things, this assessment will include a review of operating expenses, capital expenditures and the book value of generating assets. It also will include an examination of the appropriate level of PP&L Resources' common stock dividend to determine the dividend payout ratio that allows PP&L Resources to properly balance current returns to shareowners through dividends with the opportunity for growth in shareowner value through the investment of retained earnings. As a result of this examination, PP&L Resources may reduce its common stock dividend.


                           SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           PP&L RESOURCES, INC.
                           PP&L, INC.



                           By: ________/s/John R. Biggar_______
                                Senior Vice President-Financial


Date:  May 22, 1998